                                                                                                Exhibit 99.3

Page 1 of 3                                                                       December 10, 2003

                                        Quarterly Servicer's Certificate
                              (to be delivered pursuant to Section 4.01(d)(ii) of
                 the Transition Property Servicing Agreement on or before each Remittance Date)

                                Southern California Edison Company, as Servicer
----------------------------------------------------------------------------------------------------------------
                 CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                     SCE-1
----------------------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition
Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC,
as Note Issuer, the Servicer does hereby certify as follows:

                                Collection Periods: September 2003 through November 2003
                                          Distribution Date: December 25, 2003

         Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's
Certificate this 15 day of December, 2003.

                                    SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                                            By:      /s/ Mary C. Simpson
                                                     ------------------------------
                                                     Mary C. Simpson
                                            Title:   Assistant Treasurer

1.   Distribution of Principal per $1,000 of Original Principal Amount
                                                                                         Principal Payment
                                                                                           per $1,000 of
                                                                                        Original Principal
                               Original Principal              Principal Payment              Amount
                                       (A)                            (B)                 (B /A x 1,000)
----------------------------------------------------------------------------------------------------------------

     a.  Class A-1           $      246,300,000.00            $           -             $              -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00                        -                            -
     d.  Class A-4                  246,030,125.00                        -                            -
     e.  Class A-5                  360,644,658.00                        -                            -
     f.  Class A-6                  739,988,148.00               69,732,551.00                 94.23468631
     g.  Class A-7                  314,944,403.00                        -                            -

2.   Distribution of Interest per $1,000 of Original Principal Amount
                                                                                       Interest Payment per
                                                                                        $1,000 of Original
                               Original Principal              Interest Payment          Principal Amount
                                       (A)                            (B)                 (B / A x 1,000)
----------------------------------------------------------------------------------------------------------------

     a.  Class A-1           $      246,300,000.00            $           -               $            -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00                        -                            -
     d.  Class A-4                  246,030,125.00                        -                            -
     e.  Class A-5                  360,644,658.00                        -                            -
     f.  Class A-6                  739,988,148.00               11,802,810.96               15.95000000
     g.  Class A-7                  314,944,403.00                5,054,857.67               16.05000001

Page 2 of 3                                                                           December 10, 2003

                                        Quarterly Servicer's Certificate
                              (to be delivered pursuant to Section 4.01(d)(ii) of
                 the Transition Property Servicing Agreement on or before each Remittance Date)

                                Southern California Edison Company, as Servicer
----------------------------------------------------------------------------------------------------------------
                 CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                     SCE-1
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition
Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC,
as Note Issuer, the Servicer does hereby certify as follows:
----------------------------------------------------------------------------------------------------------------

                                Collection Periods: September 2003 through November 2003
                                          Distribution Date: December 25, 2003

3.   As of this Payment Date
     a.  Required Overcollateralization Level                                                 $      7,389,000.00
     b.  Required Capital Level                                                                     12,215,000.00
     c.  Outstanding principal balance of Series 1997-1 Notes
         i.   prior to giving effect to any payments made on this Payment Date                   1,054,932,551.00
         ii.  per Expected Amortization Schedule                                                   985,200,000.00

4.   Amounts available for distribution this Payment Date:
     a.  Remittances for September 2003 Collection period                                     $     36,138,930.19
     b.  Remittances for October 2003 Collection Period                                             33,990,546.60
     c.  Remittances for November 2003 Collection Period                                            28,325,189.02
     d.  Net Earnings on Collection Account                                                            205,190.11
     e.  General Subaccount Balance (sum of a through d above)                                      98,659,855.91
     f.  Reserve Subaccount Balance                                                                 13,385,259.48
     g.  Overcollateralization Subaccount Balance                                                    7,081,125.00
     h.  Capital Subaccount Balance                                                                 12,215,000.00
     i.  Collection Account Balance (sum of e through h above)                                     131,341,240.40

5.   Distribution of amounts remitted:
     a.  Note, Delaware, Certificate Trustee Fees                                             $          2,750.00
     b.  Servicing Fees                                                                                659,332.84
     c.  Quarterly Administration Fees                                                                  25,000.00
     d.  Operating Expenses (up to a maximum of $100,000.00)                                             1,625.00
     e.  Quarterly Interest                                                                         16,857,668.63
     f.  Principal Due and Payable                                                                           -
     g.  Quarterly Principal                                                                        69,732,551.00
     h.  Operating Expenses in excess of those in d above                                                    -
     i.  Deposit to Overcollateralization Subaccount (up to required level)                            307,875.00
     j.  Deposit to Capital Subaccount (up to required level)                                                -
     k.  Released to the Note Issuer: Net earnings on Collection Account                               205,190.11
     l.  Released to the Note Issuer upon Series retirement: Overcollateralization Subaccount
-
     m.  Released to the Note Issuer upon Series retirement: Capital Subaccount Balance                      -
     n.  Deposit to Reserve Account                                                                 10,867,863.33
     o.  Released to Note Issuer upon Series Retirement: Collection Account                                  -
                                                                                              --------------------
         TOTAL                                                                                $     98,659,855.91
                                                                                              ===================

6.   For this Payment Date
     a.  Withdrawal, if any, from Reserve Subaccount (including $25,556.97 in net earnings)   $         25,556.97
     b.  Withdrawal, if any, from Overcollateralization Subaccount (including
         $16,112.76 in net earnings)                                                                    16,112.76
     c.  Withdrawal, if any, from Capital Subaccount (including $28,113.17 in net earnings)             28,113.17

Page 3 of 3                                                                         December 10, 2003

                                        Quarterly Servicer's Certificate
                              (to be delivered pursuant to Section 4.01(d)(ii) of
                 the Transition Property Servicing Agreement on or before each Remittance Date)

                                Southern California Edison Company, as Servicer
----------------------------------------------------------------------------------------------------------------
                 CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                     SCE-1
----------------------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition
Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC,
as Note Issuer, the Servicer does hereby certify as follows:

                                Collection Periods: September 2003 through November 2003
                                          Distribution Date: December 25, 2003

7.   For this Payment Date
     a.  Current Payment Date                            December 25, 2003
     b.  Prior Payment Date*                            September 25, 2003
     c.  30/360 Days in Interest Accrual Period (a-b)                   90

8.   Interest due and payable as of this Payment Date

                            Principal Amount
                          (before giving effect                             Interest Due
                            to any payments)     Note Interest Rate        for this Period          Interest Paid
                                   (A)                   (B)              (A x B x 7c /360)          this Period
----------------------------------------------------------------------------------------------------------------

     a.  Class A-1         $             -             5.98%             $           -            $          -
     b.  Class A-2                       -             6.14%                         -                       -
     c.  Class A-3                       -             6.17%                         -                       -
     d.  Class A-4                       -             6.22%                         -                       -
     e.  Class A-5                       -             6.28%                         -                       -
     f.  Class A-6             739,988,148.00          6.38%                11,802,810.96           11,802,810.96
     g.  Class A-7             314,944,403.00          6.42%                 5,054,857.67            5,054,857.67

9.   Principal amount as of this Payment Date
                                                                                                 Difference Between
                                                                                                     Outstanding
                                                                                                  Principal Amount
                            Principal Amount                              Principal Amount        and Amount Shown
                          (before giving effect                        (after giving effect to       on Expected
                            to any payments)      Principal Payment         any payments)           Amortization
                                   (A)                   (B)                    (A-B)                 Schedule
-----------------------------------------------------------------------------------------------------------------

     a.  Class A-1         $             -         $          -        $             -           $           -
     b.  Class A-2                       -                    -                      -                       -
     c.  Class A-3                       -                    -                      -                       -
     d.  Class A-4                       -                    -                      -                       -
     e.  Class A-5                       -                    -                      -                       -
     f.  Class A-6             739,988,148.00        69,732,551.00         670,255,597.00                    -
     g.  Class A-7             314,944,403.00                 -            314,944,403.00                    -
                                                                          ---------------
                                                              Total       $985,200,000.00
                                                                          ---------------
         Projected outstanding balance of Series 1997-1
$985,200,000.00

10.  Ending balance this Payment Date:
     a.  Reserve Subaccount                        $  24,253,122.81
     b.  Overcollateralization Subaccount              7,389,000.00
     c.  Capital Subaccount                           12,215,000.00

* or Series issuance Date in the case of the first payment date.